Exhibit 99.2

Kremers Urban

Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Condensed Consolidated

Financial Statements

Nine Months Ended September 30, 2015 and 2014

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Index

Page(s)

Unaudited Condensed Consolidated Financial Statements

Balance Sheets
September 30, 2015 and December 31, 2014	1

Statements of Operations and Comprehensive Income
Nine Months Ended September 30, 2015 and 2014	2

Statements of Cash Flows
Nine Months Ended September 30, 2015 and 2014	3

Notes to Financial Statements
September 30, 2015 and December 31, 2014	4–17

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Condensed Consolidated Balance Sheets

September 30, 2015 and December 31, 2014

(Amounts in thousands, except share and per share data)	September 30, 2015	December 31, 2014

Assets
Current assets:
Cash and cash equivalents	$4,160	$108
Accounts receivable, net	151,420	223,430
Due from affiliates	6,429	7,403
Inventory, net	66,921	69,432
Prepaids and other current assets	3,826	2,459
Deferred income taxes	28,950	59,081
Total current assets	261,706	361,913
Property and equipment, net	94,131	93,849
Deferred income taxes	192	—
Intangible assets, net	5,151	6,335
Goodwill	177,957	177,957
Total assets	$539,137	$640,054
Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable and accrued expenses	$50,813	$65,973
Total current liabilities	50,813	65,973
Liabilities for unrecognized tax benefits	23,293	38,084
Deferred income taxes	—	343
Other long-term liabilities	1,337	1,816
Total liabilities	75,443	106,216
Commitments and contingencies (Note 11)

Stockholder’s equity:
Common stock (par value $0.01, 2 authorized, 1 issued and outstanding at September 30, 2015 and December 31, 2014)	—	—
Additional paid-in capital	404,052	402,389
Retained earnings	269,913	230,392
Receivable from Parent	(211,918)	(100,590)
Accumulated other comprehensive income	1,647	1,647
Total stockholder’s equity	463,694	533,838
Total liabilities and stockholder’s equity	$539,137	$640,054

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income

Nine Months Ended September 30, 2015 and 2014

(Amounts in thousands)	2015	2014

Net sales	$231,549	$306,052
Net sales to related party	14,619	14,885
Contract manufacturing revenue	22,128	26,129
Total net revenues	268,296	347,066
Cost of goods sold	143,541	159,743
Cost of goods sold to related party	5,582	5,656
Contract manufacturing costs	12,243	13,722
Total cost of goods sold	161,366	179,121
Gross profit	106,930	167,945
Selling, general and administrative expenses	15,864	15,549
Selling, general and administrative expenses to related party	3,883	3,769
Research and product development costs	26,405	15,600
Other expenses, net	3,254	2,757
Total operating expenses	49,406	37,675
Income from operations before provision for income taxes	57,524	130,270

Provision for income taxes	18,001	43,694
Net income and comprehensive income	39,523	86,576

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2015 and 2014

(Amounts in thousands)	2015	2014

Cash flows from operating activities
Net income	$39,523	$86,576
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,113	7,173
Loss (Gain) on disposal of property and equipment	58	(109)
Loss on write-off of intangibles, net	550	—
Loss on write-off of inventory	7,509	5,829
Unrealized foreign exchange loss	43	73
Deferred income taxes	29,596	6,340
Corporate overhead allocated from Parent	1,662	623
Changes in operating assets and liabilities:
Due from affiliates	974	(3,969)
Accounts receivables, net	71,966	19,194
Inventory, net	(4,997)	(16,778)
Prepaid expense and other current assets	(1,367)	(1,449)
Accounts payable and accrued expenses	(12,627)	(8,261)
Liabilities for unrecognized tax benefits	(14,791)	(4,660)
Other long-term liabilities	(479)	191
Net cash provided by operating activities	125,733	90,773
Cash flows from investing activities
Purchases of property and equipment, net	(8,722)	(11,439)
Proceeds from sale of property and equipment, net	—	415
Purchases of intangible assets, net	(1,631)	(4,031)
Net cash used in investing activities	(10,353)	(15,055)
Cash flows from financing activities
Net changes in receivable from Parent	(111,328)	(72,792)
Net cash used in financing activities	(111,328)	(72,792)
Net increase in cash and cash equivalents	4,052	2,926
Cash and cash equivalents
Beginning of period	108	400
End of period	$4,160	$3,326

Supplemental schedule of noncash investing activities
Accounts payable for property and equipment	$170	$70

Supplemental schedule of noncash financing activities
Corporate overhead allocated directly to the Company and treated as additional paid-in capital	$1,662	$623

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

1.                            Description of Business

Kremers Urban Pharmaceuticals Inc. (herein referred to as “KUPI”), a subsidiary of UCB S.A. (“UCB” or the “Parent”, which also includes all of the subsidiaries of UCB, unless otherwise stated), is a specialty generic pharmaceutical company focused on difficult-to-formulate products as well as products using different specialized delivery technologies that are commonly called “high barrier to entry” generic products.  These unaudited condensed consolidated financial statements include the consolidated results of KUPI and its wholly owned subsidiary, KUDCO Ireland, Ltd., based in Ireland (“KUDCO”) (collectively, the “Company”).  The Company is headquartered in Princeton, New Jersey, and has business operations located in Seymour, Indiana.

On January 1, 2014, the Company migrated management and control of KUDCO to the United States.  On November 1, 2014, the Company began dissolution of KUDCO and KUDCO transferred substantially all of its assets to KUPI.  Dissolution is expected to be completed during 2015.

2.                            Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  The financial statements have been prepared on a carve-out basis from the consolidated financial statements and accounting records of UCB using historical results of operations and historical cost basis of the assets and liabilities that comprise the Company.  The Company eliminates from its financial results all intercompany transactions between entities included in the Company’s consolidation.  All significant transactions between the Company and other entities of the Parent are included in these consolidated financial statements and are disclosed as related party transactions.

The historical results of operations, financial position, and cash flows of the Company may not be indicative of what they actually would have been had the Company been a separate stand-alone entity, nor are they indicative of what the Company’s results of operations, financial position and cash flows may be in the future.  The unaudited condensed consolidated financial statements have been prepared to demonstrate the historical results of operations, financial position, and cash flows of the Company for the indicated periods under UCB’s management.  Accordingly, the unaudited condensed consolidated financial statements do not reflect the presentation and classification of the Company’s operations in the same manner as UCB.

Certain information and footnote disclosures normally included in the Company’s annual financial statements have been condensed or omitted.  The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.  These interim financial statements, in the opinion of management, reflect all normal recurring adjustments necessary for a fair statement of the financial position and results of operations for the interim nine month periods ended September 30, 2015 and 2014.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

These interim financial statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2014.

The accompanying unaudited condensed consolidated financial statements include the assets, liabilities, revenues, and expenses specifically related to the Company’s operations, including KUDCO.  Costs directly related to the Company are recorded in the accompanying unaudited condensed consolidated financial statements.  The Company also receives services and support from various functions performed by UCB.  Costs for information technology are allocated based on the Company’s headcount as a percentage of UCB’s total headcount.  All other costs are generally allocated using specific identification and include corporate administrative expenses, finance, legal, tax, treasury and other corporate services.  These allocated costs are recorded in Selling, general and administrative expense to related party in the accompanying Unaudited Condensed Consolidated Statements of Operations.  Allocated costs that are not billed to the Company but are deemed contributions from UCB are reflected in Additional paid-in capital in the accompanying Unaudited Condensed Consolidated Balance Sheets.

UCB uses a centralized approach to cash management and financing of its operations.  As such, the Company maintains cash pool agreements with UCB under which the Company’s cash is available for use and is regularly “swept” by UCB.  Under these arrangements, the Company pays or receives interest, at a rate commensurate with market pricing for short-term borrowings or deposits, based on accounts payable to or receivable from UCB.  Since these amounts and related interest are a function of the overall centralized nature of the cash and financing functions of UCB and are funding the operations of the Company and UCB, such amounts and the related interest are presented as a Receivable from Parent within Stockholder’s equity.  In addition, all UCB funding to the Company since inception has been accounted for as a capital contribution from UCB and all net cash remittances from the Company to UCB have been accounted for as distributions to UCB, including allocation of UCB expenses and settlement of transactions with UCB.  As a result, the net amounts for such activities are reflected in the financing section of the Statement of Cash Flows.

Cash and cash equivalents, UCB debt, including interest thereon, and hedging positions established through derivatives and other financial contracts used at the UCB corporate level are not reflected in these financial statements, unless such positions and balances relate specifically to the Company.

Management believes that the assumptions and allocations underlying the consolidated financial statements are reasonable and appropriate under the circumstances.  The expenses and cost allocations have been determined on a basis considered by UCB and the Company to be a reasonable reflection of the utilization of services provided to or the benefit received by the Company during the periods presented.  However, these assumptions and allocations are not necessarily indicative of the costs the Company would have incurred if it had operated on a stand-alone basis or as an entity independent of UCB, nor are the costs necessarily indicative of what they may be in the future.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

Use of Estimates

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with U.S. GAAP and require management to make estimates and assumptions.  These assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods.  Significant estimates and assumptions are used for, but not limited to: provisions for chargebacks, sales returns, allowances and rebates, inventory valuation, other asset valuations, impairment and recoverability assessments, depreciable lives of property and equipment, useful lives of intangible assets, income taxes and valuation allowances, litigation costs and allocation of corporate overhead costs.  These estimates are based on experience and other information available prior to issuance of the unaudited condensed consolidated financial statements.  Actual results could materially differ from those estimates.

The Company’s significant accounting policies are described in Note 2, “Summary of Significant Accounting Policies,” in the December 31, 2014 audited financial statements of the Company.

Revenue Recognition

The Company recognizes revenue for product sales, contract manufacturing and other services when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed and determinable, and collectability is reasonably assured.  The Company records revenue from product sales and contract manufacturing when title and risk of ownership have been transferred to the customer, which is typically upon delivery to the customer.  Upon recognizing revenue from a sale, the Company records an estimate for certain sales returns and allowances that reduce gross sales in arriving at its reported Net sales for each period.  These items include chargebacks, rebates, sales returns, cash discounts and others as needed.  Provisions for chargebacks and rebates represent the most significant of these estimates.

Provisions for Sales Returns and Allowances

As is customary in the generic pharmaceutical industry, the Company’s gross product sales are subject to a variety of deductions in arriving at reported net product sales.  When the Company recognizes revenue from the sale of its products, an estimate of sales returns and allowances is recorded which reduces gross sales.  While some allowances may be paid in cash, they are primarily settled through the issuance of credit memos.  Depending on the expected method of settlement, for balance sheet classification purposes, such amounts are reflected as a reduction of accounts receivable or as accrued liabilities.  These provisions include estimates for chargebacks, rebates, sales returns and other allowances and cash discounts and are estimated based on historical payment experience, historical relationship to revenues, estimated customer inventory levels and current contract sales terms with direct and indirect customers.  The estimation process used to determine the sales returns and allowances provision has been applied on a consistent basis and no material adjustments have been necessary to increase or decrease the reserve as a result of a significant change in underlying estimates.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

Chargebacks

The provision for chargebacks is the most significant sales allowance.  A chargeback represents an amount payable in the future to a wholesaler for the difference between the invoice price paid to the Company by a wholesale customer for a particular product and the negotiated contract price that the wholesaler’s customer pays the wholesaler for that product.  The Company’s chargeback provision and related reserve vary with changes in product mix, changes in customer mix and pricing and changes to estimated wholesaler inventories.  The provision for chargebacks also takes into account an estimate of expected wholesaler sell-through levels on third party indirect contracts at varying contract prices.  The Company monitors the chargeback accrual monthly through a review of the actual chargebacks paid and inventory reports obtained from the Company’s largest wholesale customers.  This customer inventory information is used to assess the reasonableness of the estimated liability for future chargeback claims based on historical chargeback and contract rates.  The Company continually monitors current pricing trends and wholesaler inventory levels to ensure the liability for future chargebacks is fairly stated.

Rebates

Rebates include Medicaid rebates based on claims from Medicaid benefit providers and commercial rebates to indirect and direct customers.

The provision for Medicaid rebates is based upon historical experience of claims submitted by the various states.  The Company monitors Medicaid legislative changes to determine the impact such changes will have on the Company’s provision for Medicaid rebates.  The accrual of Medicaid rebates is based on historical payment rates and is reviewed on a quarterly basis against actual claim data to ensure the liability is fairly stated.

Commercial Rebates are contractual discounts allowed to third-party customers including, but not limited to, retailers, wholesalers, and distributors.  These discounts are negotiated and differ by customer and by product.  They can be paid based on either unit sales or dollar sales depending upon the terms of the contract.  The Company validates the provision for rebates monthly based on the individual terms of the customers’ contracted rebate programs.

Sales Returns and Other Allowances

The provision for sales returns and other allowances include returns, pricing adjustments, promotional allowances and billback adjustments.

As is common in the industry, the Company maintains a return policy that allows its customers to return product for credit.  In accordance with the Company’s return goods policy, credit for customer returns of product is generally applied against outstanding accounts receivable.  Product exchanges are not permitted.  Products returned by customers are not resalable.  The Company’s estimate of the provision for sales returns is based upon historical experience, product expiration dates and current trends of actual customer returns.  Additionally, the Company considers other factors when estimating its current period sales return provision, including levels of customer inventories as well as significant market changes which may impact future expected sales returns, and makes adjustments to its current period provision for sales returns when it appears product returns may differ from its original estimates.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

Pricing adjustments include shelf stock adjustments which are credits issued for decreases in selling prices charged to the Company’s direct customers.  Shelf stock adjustments are based upon the amount of product the Company’s customers have in their inventory at the time of an agreed-upon price reduction.  The Company regularly monitors all price changes to help evaluate its reserve balances.  The adequacy of these reserves is readily determinable as pricing adjustments and shelf stock adjustments are negotiated and settled on a customer-by-customer basis.

Billback adjustments are credits that are issued to certain customers who purchase directly from the Company at agreed upon prices as well as indirectly through a wholesaler at a different price.  These credits are issued for the difference between the customer’s direct and indirect contract price.  The provision for billbacks is estimated based upon historical purchasing patterns of qualified customers who purchase product directly from the Company and supplement their purchases indirectly through the Company’s wholesale customers.

Promotional allowances are credits, issued in connection with a product launch or as an incentive for customers to begin carrying a product.  The Company establishes a reserve for promotional allowances based upon these contractual terms.

Cash Discounts

Cash discounts are provided to customers that pay outstanding invoices within a specific period.  The provision for discounts is recorded at the time of sale.  Customer payment experience is fairly consistent and substantially all customer payments qualify for the cash discount.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include accounts receivable, accounts payable, and other accrued expenses, approximate their fair values due to their short term nature and lack of variability in settlement.

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  The three levels of the fair value hierarchy are described as follows:

Level 1                                     Unadjusted quoted prices in active markets for identical, unrestricted assets or liabilities that we have the ability to access at the measurement date;

Level 2                                     Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

Level 3                                     Unobservable inputs for which there is little or no market data, which require the Company to develop its own assumptions based on the best information available as what market participants would use in pricing the asset or liability.

Segment Reporting

The Company’s chief operating decision maker currently manages the business as one operating segment.  The Company’s measure of segment profit is Net income in the accompanying Unaudited Condensed Consolidated Statements of Operations.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

Foreign Currency Transactions

Effective on January 1, 2014, the Company implemented actions to restructure the legal, tax, operating and management functions of KUDCO.  In conjunction with these changes management concluded the functional currency of KUDCO should be the U.S. Dollar effective January 1, 2014.  All balance sheet amounts previously reported in the Euro were converted into the U.S. Dollar as of the effective date.  This change in accounting methodology is prospective and as a result, no currency translation adjustment has been recorded in the consolidated financial statements for the periods ended September 30, 2015 or 2014.

3.                            Impact of Recently Issued Accounting Standards

Adoption of New Accounting Standards

For a discussion of recent accounting pronouncements please refer to Note 3, “Impact of Recently Issued Accounting Standards,” in the December 31, 2014 audited financial statements of the Company.  The Company did not adopt any new accounting pronouncements during the nine months ended September 30, 2015 that had a material effect on the Company’s unaudited condensed consolidated financial statements.

Accounting Standards Issued But Not Yet Effective

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers”, which will supersede nearly all existing revenue recognition guidance under GAAP.  The core principle behind this standard is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.  The Company is evaluating its existing revenue recognition policies to determine whether any contracts in the scope of the guidance will be affected by the new requirements and the expected effect on the Company’s unaudited condensed consolidated financial statements.  The effects may include identifying performance obligations in existing arrangements, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.  The new standard is effective beginning the first quarter of fiscal year 2019, since the Company is privately owned.  Early adoption is permitted beginning in the first quarter of fiscal year 2018.  The standard allows for either “full retrospective” adoption, meaning the standard is applied to all of the periods presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements.  Management is currently evaluating the standard and its impact on the Company.

In June 2014, the FASB issued ASU No. 2014-12, Compensation — Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide that a Performance Target Could be Achieved after the Requisite Service Period, (“ASU 2014-12”).  ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition.  As such, the performance target should not be reflected in estimating the grant date fair value of the award.  This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.  ASU 2014-12 is effective prospectively beginning after December 31, 2015, with early adoption permitted.  The Company does not anticipate that the adoption of this standard will have a material impact on its financial statements.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

The FASB issued an accounting standard update in July 2015 regarding simplifying the measurement of inventory. The guidance is applicable for entities that measure inventory using the first-in, first-out or average cost methods. Specifically, the update requires that inventory be measured at lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. The amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. This guidance should be applied prospectively with early adoption permitted. The Company is currently evaluating the effect of this guidance, but does not expect a material impact.

4.                            Provisions for Sales Returns and Allowances

The provisions for sales returns and allowances consist of the following:

	Chargebacks	Rebates	Sales Returns and Other Allowances	Cash Discounts	Total

Balances as of December 31, 2013	$78,466	$38,201	$11,982	$10,418	$139,067
Provision during the period	761,560	114,959	1,336	24,204	902,059
Settlements during the period	(774,004)	(118,587)	(3,881)	(26,014)	(922,486)
Balances as of September 30, 2014	$66,022	$34,573	$9,437	$8,608	$118,640

Balances as of December 31, 2014	$96,018	$37,434	$10,396	$8,187	$152,035
Provision during the period	501,934	142,414	6,780	17,896	669,024
Settlements during the period	(554,660)	(145,616)	(6,538)	(20,373)	(727,187)
Balances as of September 30, 2015	$43,292	$34,232	$10,638	$5,710	$93,872

The provision for rebates includes $9,543 and $8,919 at September 30, 2015 and December 31, 2014, respectively that is included in Accounts payable and accrued expenses.  The remaining provisions for sales returns and allowances are included in Accounts receivable, net in the accompanying Unaudited Condensed Consolidated Balance Sheets.

5.                            Accounts Receivable, Net

Accounts receivable, net as of September 30, 2015 and December 31, 2014 consists of the following:

	2015	2014

Customers, trade	$234,625	$364,630
Other	1,124	1,916
	235,749	366,546
Less: Provision for sales returns and other allowances	(84,329)	(143,116)
Accounts receivables, net	$151,420	$223,430

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

Other at December 31, 2014 includes a receivable for product returned to a supplier that did not meet the Company’s quality standards.

6.                            Inventory, Net

Inventory, net as of September 30, 2015 and December 31, 2014 consists of the following:

	2015	2014

Raw materials	$10,605	$14,379
Work in process	29,398	33,036
Finished goods	33,776	27,213
Inventory reserves	(6,858)	(5,196)
Inventory, net	$66,921	$69,432

7.                            Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses as of September 30, 2015 and December 31, 2014 consist of the following:

	2015	2014

Outstanding checks in excess of cash balances	$1,316	$705
Accounts payable, trade	13,507	12,800
Accrued royalties	7,131	13,016
Accrued customer rebates	9,543	8,919
Accrued compensation and benefits	14,025	18,143
Accrued property and equipment	170	2,703
Other accounts payable and accrued expenses	5,121	9,687
Accounts payable and accrued expenses	$50,813	$65,973

8.                            Income Taxes

The Company calculates its provision for income taxes using a “separate return” method although operations have historically been included in UCB Holdings, Inc.’s U.S. federal, state and foreign tax returns.  Under this method, the Company is assumed to file separate returns with the tax authorities, thereby reporting its taxable income or loss and paying the applicable taxes to or receiving the appropriate refunds from its parent, UCB Holdings, Inc.  UCB’s global tax model has been developed based on its entire portfolio of businesses.  Accordingly, the Company’s income tax results as presented are not necessarily indicative of future performance and do not necessarily represent the results the Company would have achieved if the Company operated as a separate stand-alone entity during the periods presented.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

The Company routinely reviews its need for valuation allowances against deferred tax assets on a more likely than not basis in evaluating whether the Company has the ability to realize its deferred tax assets.  In making such a determination, the Company takes into consideration all available and appropriate positive and negative evidence, including projected future taxable income, future reversals of existing taxable temporary differences, available tax planning strategies and taxable income in prior carryback years, if available.  Considering these factors, a possibility exists that the Company may record or release a portion of a valuation allowance against some deferred tax assets each quarterly period, which could create volatility in the Company’s future effective tax rate.

The Company’s income tax expense and resulting effective tax rate are based upon the respective estimated annual effective tax rates applicable for the respective periods adjusted for the effects of items required to be treated as discrete to the period, including changes in tax laws, changes in estimated exposures for uncertain tax positions and other items.

The Company’s effective tax rate for the nine months ended September 30, 2015 was 31.3%.  The Company’s effective tax rate for the nine months ended September 30, 2014 was 33.5% and reflected the taxation of all of KUDCO’s income at a blended federal and state rate given its change in tax status as of January 1, 2014.

For the nine months ended September 30, 2015, the Company’s reserve for uncertain tax positions decreased approximately $14,612, of which $151 decreased the effective tax rate.  The net decrease was largely comprised of a current year reversal of the Company’s uncertain tax position in the amount of $14,734.  This uncertain tax position related to a temporary reserve which does not impact the Company’s effective tax rate as it is offset by a corresponding change in deferred tax assets.  The Company also recorded a benefit of $178 related to decreases in interest during the nine month period ended September 30, 2015.

9.                            Property and Equipment, Net

Property and equipment, net as of September 30, 2015 and December 31, 2014 consists of the following:

	2015	2014

Land	$920	$920
Buildings and improvements	74,294	73,662
Plant and machinery	102,746	98,204
Furniture and fixtures	5,752	5,693
Assets under construction	8,970	8,637
	192,682	187,116

Less: Accumulated depreciation	(98,551)	(93,267)
Property and equipment, net	$94,131	$93,849

Depreciation expense was $5,848 and $4,612 for the nine months ended September 30, 2015 and 2014, respectively.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

10.                     Intangible Assets, Net

The following tables present the Company’s total purchased intangible assets for the nine month period ended September 30, 2015 and 2014:

	Licenses	Software	Total

Balances as of December 31, 2013	$4,161	$1,811	$5,972
Intangible assets acquired during the period	3,880	151	4,031
Amortization during the period	(1,399)	(1,162)	(2,561)
Write-off of intangible assets acquired, net	—	—	—
Balances as of September 30, 2014	$6,642	$800	$7,442

Balances as of December 31, 2014	$5,851	$484	$6,335
Intangible assets acquired during the period	1,570	61	1,631
Amortization during the period	(2,067)	(198)	(2,265)
Write-off of intangible assets acquired, net	(550)	—	(550)
Balances as of September 30, 2015	$4,804	$347	$5,151

The following tables present the intangible assets that continue to be subject to amortization and aggregate amortization expense as of September 30, 2015 and December 31, 2014:

	September 30, 2015
			Write-off of
			Intangible	Accumulated
	Cost	Acquisitions	Assets, net	Amortization	Net Value

Licenses	$39,254	$1,570	$(550)	$(35,470)	$4,804
Software	5,753	61	—	(5,467)	347
	$45,007	$1,631	$(550)	$(40,937)	$5,151

	December 31, 2014
			Write-off of
			Intangible	Accumulated
	Cost	Acquisitions	Assets, net	Amortization	Net Value

Licenses	$35,374	$3,880	$—	$(33,403)	$5,851
Software	6,364	229	—	(6,109)	484
	$41,738	$4,109	$—	$(39,512)	$6,335

During the nine months ended September 30, 2015, the Company entered into a license agreement for $600 which it subsequently abandoned and wrote off the license as a research and development expense.  The Company also wrote off fully amortized software during this period in the amount of $840 which had no impact on the net value of software in the above table.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

Intangible asset amortization for the nine month periods ended September 30, 2015 and 2014 was $2,265 and $2,561, respectively.  The estimated future amortization expense for the remainder of 2015 and the years ended December 31 and thereafter are as follows:

Remainder of 2015	$740
2016	1,822
2017	721
2018	430
2019	366
2020	295
Thereafter	777
$5,151

11.                     Commitments and Contingencies

Operating Lease Commitments

The Company is obligated under various operating leases for office and manufacturing space, machinery, and equipment.  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) for the remainder of 2015 and the years ended December 31 and thereafter are as follows:

Remainder of 2015	$208
2016	426
2017	363
2018	326
2019	321
2020	135
Thereafter	—
$1,779

During 2015, the Company entered into a leasing arrangement whereby the Company will lease certain warehouse facilities upon completion of construction and occupancy.  The lease term will be for a period of ten years with annualized lease payments of $970.  It is expected that the warehouse facilities will be completed in late 2015.  This lease arrangement has not been included in the above table of lease commitments since it is uncertain when the Company will begin occupancy.

Rental expense under operating leases was $981 and $1,473 for the nine months ended September 30, 2015 and 2014, respectively.

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

Legal Matters

The Company is involved in legal proceedings, claims and litigation arising in the ordinary course of business.  Management presently believes that the outcome of each such pending proceeding or claim will not have a material adverse effect on the consolidated financial position of the Company or on the consolidated results of operations or liquidity.  Should any losses be sustained in connection with any proceeding or claim, the amount will be charged against earnings in the period such losses become probable and estimable.  Additionally, the Company has insurance coverage in place for certain types of claims which management believes limits its exposure to certain liabilities.  Any recoveries will be recorded when such amounts are probable of collection.

Other Matters

In October 2015, the Company received notice from a significant customer, representing approximately 20% of net revenues for both the nine months ended September 30, 2015 and year ended December 31, 2014, respectively, of their intention to re-source with alternative suppliers certain products it currently purchases from the Company. Failure to recoup the sales volumes from this customer with sales to new or existing customers within a reasonable time frame may result in an adverse impact on the Company’s financial result.

On September 2, 2015, UCB and UCB Manufacturing, Inc. (collectively, the “Seller Parties”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Lannett Company, Inc., a Delaware corporation (“Lannett”), pursuant to which Lannett agreed to purchase from UCB all of the Company’s outstanding capital stock for a purchase price of $1.23 billion in cash. In addition, Lannett will make post-closing cash contingent value payments to UCB for each year from 2016 through 2020 if the Company regains an AB rating from FDA relating to its generic Concerta product. Such payments, if any, would be based on the profits realized on sales of the product in excess of an annual net sales threshold. Upon closing, the Company will become a wholly owned subsidiary of Lannett.

The closing of the acquisition occured on November 25, 2015.

In August 2015, the Company received a letter from the Texas Office of the Attorney General alleging that the Company had inaccurately reported certain price information in violation of the Texas Medicaid Fraud Prevention Act. The Company is evaluating the allegations and is cooperating with the Texas Attorney General’s Office. The Company is currently unable to estimate the timing or the outcome of this matter.

During a teleconference in November 2014, the U.S. Food and Drug Administration (FDA) informed the Company that it had concerns about whether generic versions of Concerta, including the Company’s product, are therapeutically equivalent to Concerta (methylphenidate hydrochloride extended release tablets).  FDA indicated that its concerns were based in part on adverse event reports concerning lack of effect and its analyses of pharmacokinetic data.  FDA informed the Company that it was changing the therapeutic equivalence rating of its product from “AB”

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

(therapeutically equivalent) to “BX.”  A BX-rated drug is a product for which the data are insufficient to determine therapeutic equivalence; it is still approved and can be prescribed, but FDA does not recommend it as automatically substitutable for the brand name drug at the pharmacy.  The FDA has indicated that there are no serious safety issues with KU’s product.

During the November 2014 teleconference FDA also asked the Company to either voluntarily withdraw its product or to conduct new bioequivalence (BE) testing in accordance with the recommendations for demonstrating bioequivalence to Concerta proposed in a new draft BE guidance that FDA issued earlier in November.  FDA had approved the Company’s product (and originally granted it an AB rating) in 2013, on the basis of the Company’s data showing its product met BE criteria set forth in draft BE guidance that FDA had issued in 2012.  FDA’s position concerning the Company’s product was the subject of a public announcement by the agency.

The Company agreed to conduct new BE studies per the new draft BE guidance.  The Company submitted the data from those studies to FDA in June 2015.  The Company met with FDA on July 20, 2015 to discuss the results.  The Company expects to receive additional correspondence from FDA during the last half of 2015.

The Company’s Methylphenidate ER product represents a significant portion of it’s net sales, net income and cash flows.  There is a possibility that the Company’s Methylphenidate ER product will be withdrawn from the market (as well a possibility that the Abbreviated New Drug Application will be withdrawn), depending on the outcome of future FDA actions and/or other factors.  In such a case, the timing for resumed marketing of the Company’s current Methylphenidate ER product or any reformulated product, if at all, is not certain.  Management has evaluated this matter in relation to the 2015 unaudited condensed consolidated financial statements and believes that there are no material impacts to the 2015 unaudited condensed consolidated financial statements resulting from this matter.

12.                     Stock-Based Compensation

During the nine months ended September 30, 2015 and 2014, approximately 11,725 and 11,725 Stock Appreciation Rights (“SARs”) were granted to certain of the Company’s employees, respectively.  The weighted average grant date fair value of these SARs was $11.42 and $15.87 per share.

During the nine months ended September 30, 2015 and 2014, approximately 11,373 and 9,106 stock awards were granted to certain of the Company’s employees which provide a right to receive a number of UCB shares.  These awards vest three years from the grant date.  The share price on the date of grant was $71.98 and $80.11 per share, respectively.

Stock-based compensation expense of $955 and $2,033 was recognized for the nine months ended September 30, 2015 and 2014, respectively and was allocated between Cost of goods sold, Selling, general and administrative expenses, and Research and product development costs as follows:

Kremers Urban Pharmaceuticals Inc.

(A Business of UCB S.A.)

Unaudited Notes to Condensed Consolidated Financial Statements

September 30, 2015 and December 31, 2014

(amounts in thousands, except share and per share data)

	2015	2014
Cost of goods sold	$750	$1,362
Selling, general and administrative expenses	180	598
Research and product development costs	25	73
Total	$955	$2,033

13.                     Related Party Transactions

Purchases from Related Party

Purchases of products from UCB affiliated entities were $22,461 and $35,583 during the nine months ended September 30, 2015 and 2014, respectively.

Corporate Charges from Affiliates

The amount charged to the Company for corporate charges from affiliates was $3,883 and $3,769 for the nine months ended September 30, 2015 and 2014, respectively, and is included in the Selling, general and administrative expense to related party on the Unaudited Condensed Consolidated Statements of Operations.  Allocated costs of $1,662 and $623 for the nine months ended September 30, 2015 and 2014, respectively that are not billed to the Company but are deemed contributions from UCB are reflected in Additional paid-in capital in the accompanying Unaudited Condensed Consolidated Balance Sheets.

Management believes the assumptions and allocations underlying the unaudited condensed consolidated financial statements are reasonable and appropriate and that the allocation methods were applied consistently for the periods presented and reflects all costs of doing business.  These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred or realized had the Company operated as a separate stand-alone entity during the periods presented.  Consequently, the unaudited condensed consolidated financial statements do not necessarily represent the results the Company would have achieved if the Company operated as a separate stand-alone entity during the periods presented.

Transfers (to) from Parent

The amounts presented in Receivable from Parent in the Unaudited Condensed Consolidated Balance Sheets represent the net of all receivables or payables with the Parent.  Such amounts are reflected in the Unaudited Condensed Consolidated Statements of Cash Flow based on the cash flows made by or to the Parent on the Company’s behalf, with the offset reflected in the Net changes in receivable from Parent in the financing section.

14.                     Subsequent Events

The Company has evaluated subsequent events that occurred through November 25, 2015, the date the unaudited condensed consolidated financial statements were issued, and determined there were no additional subsequent events to disclose.